UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2022

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 Third Avenue

27th Floor

New York, NY 10017

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment to the Stock Purchase Agreement

On May 18, 2022, Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), Headway Workforce Solutions, Inc., a Delaware corporation (“Headway”), and Chapel Hill Partners, LP, as the representatives of all the stockholders (collectively, the “Sellers”) of Headway (the “Sellers’ Representative”) entered into an amendment (the “Amendment”) to the Stock Purchase Agreement dated April 18, 2022 (the “Stock Purchase Agreement”). The Amendment provides that, among other things, (i) the Becker Advance (as defined in the Stock Purchase Agreement) shall be paid by Headway and not the Company and (ii) the Company and not the Sellers’ Representative shall be responsible for paying all taxes related to fiscal year 2021 Federal and State income Tax Returns (as defined in the Stock Purchase Agreement) of the Company and its subsidiaries.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on April 18, 2022, the Company, Headway, the Sellers and the Sellers’ Representative entered into a Stock Purchase Agreement, pursuant to which, among other things, the Company purchased all of the issued and outstanding securities of Headway in exchange for (i) a cash payment of $14,065.20, and (ii) 9,000,000 shares of the Company’s Series H Convertible Preferred Stock, with a value equal to the Closing Payment, as defined in the Stock Purchase Agreement (the “Headway Acquisition”). On May 18, 2022, the Headway Acquisition closed. The purchase price in connection with the Headway Acquisition was approximately $9.0 million.

Pursuant to the Stock Purchase Agreement and in connection with the closing of the Headway Acquisition, on May 17, 2022, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the Series H Convertible Preferred Stock, par value $0.00001 per share (the “Series H Preferred Stock”).

The Series H Preferred Stock issued has a stated value equal to $1.00 per share (the “Stated Value”) and is convertible into an aggregate of approximately 3,500,000 shares of common stock, par value $0.00001 (the “Common Stock”) of the Company, at a conversion price of $2.5714 per share, subject to certain ownership limitations. The Series H Preferred Stock may be redeemed by the Company through a cash payment at a per share price equal to the Stated Value (including, for the avoidance of doubt, all PIK Dividends accredited thereto, as defined in the Certificate of Designation), plus all accrued but unpaid dividends thereon (the “Redemption Price”), at any time on or after the date of issuance. Upon the third anniversary of the date of issuance, the Company shall redeem all of the shares of the Series H Preferred Stock at the Redemption Price, subject to certain provisions in the Limited Consent to the Second Amended and Restated Note Purchase Agreement, dated April 18, 2022, by and between the Company and Jackson Investment Group, LLC. The Series H Preferred Stock carries quarterly dividend rights of cash dividends accruing (i) at an annual rate per share equal to 12% from the date of issuance and (ii) at an annual rate per share of 15%, if the Company has not redeemed all outstanding shares of Series H Preferred Stock after the third anniversary from the date of issuance.

Subject to certain beneficial ownership limitations, the Series H Preferred Stock shall vote on an “as converted” basis on all matters submitted to the holders of Common Stock for approval. In addition, as long as any shares of the Series H Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series H Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series H Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series H Preferred Stock, or (c) increase the number of authorized shares of the Series H Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

The foregoing description of the Series H Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 2.01 above in relation to the issuance of an aggregate of 9,000,000 shares of Series H Preferred Stock is incorporated herein by reference. The issuance of the Series H Preferred Stock was not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities law, and such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure required by this Item in relation to the Series H Preferred Stock and included in Item 2.01 above and Item 5.03 below is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item in relation to the Series H Preferred Stock and included in Item 2.01 above is incorporated herein by reference. In connection with the Headway Acquisition described under Item 2.01 above, on May 17, 2022, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designation, which became effective on such date.

Item 8.01 Other Events.

On May 19, 2022, the Company issued a press release announcing the closing of the Headway Acquisition. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Amendment to the Stock Purchase Agreement, dated May 18, 2022, by and between Staffing 360 Solutions, Inc. Headway Workforce Solutions, Inc. and Chapel Hill Partners, LP as the Sellers’ Representative
3.1	Certificate of Designation of Series H Convertible Preferred Stock, dated May 17, 2022
99.1	Press Release dated May 19, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*Certain of the schedules (and similar attachments) to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the Exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2022	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer